Exhibit 5.1 With offices in the District of Columbia, Florida, Georgia, Massachusetts, New York, North Carolina, South Carolina, Tennessee and West Virginia Nelson Mullins Nelson Mullins Riley & Scarborough LLP Attorneys and Counselors at Law 104 South Main Street / Ninth Floor / Greenville, SC 29601 Tel: 864.250.2300 Fax: 864.232.2925 www.nelsonmullins.com June 24, 2016 Board of Directors Enterprise Bancorp, Inc. 222 Merrimack Street Lowell, Massachusetts 01852 Re: Registration Statement on Form S-3 of Enterprise Bancorp, Inc. (No. 333-190017) Dear Ladies and Gentlemen: This opinion is furnished to you in connection with the above-referenced registration statement on Form S- 3 (the “Registration Statement”) and the prospectus supplement dated April 21, 2016 (the “Prospectus”). The Prospectus relates to an offering by Enterprise Bancorp, Inc., a Massachusetts corporation (the “Company”), to its shareholders of record as of April 19, 2016 of non-transferable subscription rights (the “Rights”) to purchase shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company at a price of $21.50 per share (the “Rights Offering”), and an offering by the Company to the public of the shares of Common Stock offered but not subscribed for in the Rights Offering at a price of $21.50 per share (the “Supplemental Community Offering”). No more than an aggregate of 930,232 shares of Common Stock may be issued and sold by the Company in connection with the Rights Offering and the Supplemental Community Offering (the “Shares”), which Shares are covered by the Registration Statement. We understand that the Shares are to be offered and sold in the manner described in the Prospectus. We have acted as special counsel for the Company in connection with its registered offering of the Shares. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the issuance of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (a) the Amended and Restated Articles of Organization of the Company filed with the Massachusetts Secretary of the Commonwealth on June 4, 2013; (b) the Amended and Restated Bylaws of the Company adopted by the Board of Directors of the Company on January 15, 2013; (c) the Registration Statement, including the Prospectus; (d) a specimen certificate representing the Rights; (e) a specimen certificate representing the Shares; and (f) certain resolutions adopted by the Board of Directors of the Company with respect to the Rights Offering, the Supplemental Community Offering and the issuance of the Shares. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed and have not verified (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures (other than persons signing on behalf of the Company), (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity with the originals of all documents supplied to us as copies, (v) the accuracy and completeness of all corporate records and documents made available to us by the Company, and (vi) that the foregoing documents, in the form submitted to us for our review, have not been altered or amended in any respect material to our opinion stated herein. Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the Massachusetts Business Corporation Act, as amended (including the statutory provisions and reported judicial decisions interpreting the foregoing), as of the date hereof. Our opinion expressed herein is as of the date hereof, and we assume no obligation to revise or supplement the opinion rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision or otherwise. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof. Based upon and subject to the foregoing, we are of the opinion that: 1. the Rights have been duly authorized by all necessary corporate action of the Company, have been validly issued and constitute the valid and legally binding obligations of the Company, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors' rights generally and general principles of equity; and 2. the Shares have been duly authorized by all necessary corporate action of the Company and, upon issuance and delivery against payment therefor in accordance with the terms of the Rights Offering, upon the exercise of the Rights, and the Supplemental Community Offering as described in the Prospectus, the Shares will be validly issued, fully paid and non-assessable. This opinion letter is provided for use solely in connection with the offer and sale of the Shares while the Registration Statement remains effective, and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinion expressly stated above. We hereby consent to your filing of this opinion with Commission as an exhibit to a Current Report on Form 8-K to be incorporated by reference in the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus contained therein. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC adopted under the Securities Act. Sincerely, Nelson Mullins Riley & Scarborough LLP